Exhibit 99.1

NEWS RELEASE Contact: Jim Fanucchi, Darrow Associates Phone Number: (408) 404-5400 Email: ir@globalscape.com

GLOBALSCAPE® TO PRESENT AT AGC PARTNERS' WEST COAST INFORMATION SECURITY AND TECHNOLOGY GROWTH CONFERENCE

SAN ANTONIO, TEXAS—FEBRUARY 10, 2014—GlobalSCAPE, Inc. (NYSE MKT: GSB), a developer of secure information exchange solutions,  announced today that President and Chief Executive Officer James Bindseil will present at AGC Partners’ West Coast Information Security and Technology Growth Conference on Monday, February 24, 2014.

Mr. Bindseil will discuss the company’s recent business highlights and growth strategy.

Event: Date: Time: Location:	AGC Partners' West Coast Information Security and Technology Growth Conference Monday, February 24, 2014 8:40 a.m. Pacific Time Westin Market Street - San Francisco

Please contact Jim Fanucchi of Darrow Associates at (408) 404-5400, or ir@globalscape.com, if you are interested in a 1-on-1 meeting with Mr. Bindseil at the conference.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.